UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2009

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas	71601
(Address of principal executive offices)	(Zip Code)

(870) 541-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM: 8.01              OTHER EVENTS

On February 27, 2009 Simmons First National Corporation held its special shareholders meeting to vote on proposals to authorize up to 40,040,000 shares of preferred stock and to authorize the issuance of warrants for the purchase of up to 500,000 shares of the Company's common stock.  The proposals were adopted by 84% and 90%, respectively, of the shares voting at the meeting.

As stated in the Proxy Statement, the Company intends to participate in the U.S. Treasury Department's TARP Capital Purchase Program (the "CPP") instituted under the Emergency Economic Stabilization Act of 2008. The CPP was initially introduced as a Treasury initiative to infuse additional capital in some of our nations stronger financial institutions.   The intent was to enable those strong banks to continue to support their local economies in case the current recession were longer and deeper than anticipated.  As previously disclosed, the Company has been notified by Treasury of its preliminary approval for the sale and issuance of up to $60 million of senior preferred securities to the Treasury, subject to customary closing conditions and standard documentation.  The Company expects to close on the sale of the preferred securities during March, 2009.

The Treasury's term sheet with additional details about the CPP is available on the Treasury's website at http://www.ustreas.gov.

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FOR MORE INFORMATION CONTACT:
DAVID W. GARNER
Senior Vice President and Investor Relations Officer
Simmons First National Corporation
(870) 541-1000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simmons First National Corporation
(Registrant)

March 4, 2009	/s/ ROBERT A. FEHLMAN
(Date)	Robert A. Fehlman
Executive Vice President and Chief Financial Officer